SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 12, 2013

FORCE ENERGY CORP.

(Exact name of Company as specified in its charter)

Nevada	000-52494	98-0462664
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
1400 16th Street, 16 Market, Suite 400, Denver, CO 80202
(Address of principal executive offices)
Phone: (720) 470-1414
(Company’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

NAME CHANGE AND REVERSE STOCK SPLIT

On June 6, 2013, the Board of Directors of Force Energy, Corp., a Nevada corporation (the "Company") with the approval of its board of directors and a majority of its shareholders by written consent in lieu of a meeting, filed a Certificate of Amendment with the Secretary of State of Nevada.  As a result of the Certificate of Amendment, the Company has among other things (i) changed its name to “Force Minerals Corporation”, and (ii)

authorized and approved a reverse stock split of One for One Hundred (1:100) of our total issued and outstanding shares of common stock (the "Stock Split"). The Stock Split decreased our total issued and outstanding shares of common stock from 218,229,254 to 2,182,293 shares of common stock. The common stock will continue to be $0.001 par value. The shareholder record date was June 5, 2013. The Stock Split shares are payable upon surrender of certificates to the Company's transfer agent. Fractional shares will be rounded upward. The Certificate of Amendment specifies that the effective date of the Name Change and, Stock Split with the Nevada Secretary of State is June 6, 2013; however, the effectiveness of the Name Change and Stock Split is subject to approval by FINRA.

The Stock Split was approved by the Board of Directors of the Company in the best interests of the Company and based upon consideration of certain factors including, but not limited to: (i) current trading price of the Company's shares of common stock on the OTC Bulletin Board and potential to increase the marketability and liquidity of the Company's common stock; (ii) possible reluctance of brokerage firms and institutional investors to recommend lower-priced stocks to their clients or to hold in their own portfolios; and (iii) desire to meet future requirements of per-share price and net tangible assets and shareholders' equity relating to admission for trading on other markets. On June 6, 2013, the shareholders of the Company holding a majority of the total issued and outstanding shares approved via written consent the name change and Stock Split.

The Company is submitting an Issuer Company-Related Action Notification Form to FINRA regarding the Name Change and Stock Split. FINRA’s approval of the Name Change and Stock Split is currently pending.

The Company will file a subsequent Current Report on Form 8-K upon receipt of approval from FINRA announcing the effectiveness of the Name Change, and Stock Split.  A copy of the Certificate of Amendment is filed hereto as Exhibit 3.1, and is incorporated herein by reference.

CERTIFICATE OF AMENDMENT

On June 6, 2013, the Corporation filed with the Nevada Secretary of State a certificate of Amendment to the Articles of Incorporation to reflect no change in its authorized capital structure pertaining to the Stock Split. Therefore, as of the date of this Current Report, the Corporation's authorized capital structure remains at 750,000,000 shares of common stock, par value of $0.001.

ITEM 9.01       FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit No.	Description of Exhibit
3.1	Certificate of Amendment of Force Energy, Corp. as filed with the Nevada Secretary of State on June 6, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORCE ENERGY CORP.

Date: June 12, 2013

By: /s/ Tim Deherrera

Tim Deherrera

President & CEO